                                                                     EXHIBIT 4.7










                              AMENDED AND RESTATED


                                 TRUST AGREEMENT


                                      among


                  TELEBANC FINANCIAL CORPORATION, as Depositor,


                            WILMINGTON TRUST COMPANY,
                  as Property Trustee and as Delaware Trustee,


                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN,

                                       and

                     THE SEVERAL HOLDERS (AS DEFINED HEREIN)


                            Dated as of July 31, 1998


                            TELEBANC CAPITAL TRUST II

                            TELEBANC CAPITAL TRUST II

              Certain Sections of this Trust Agreement relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                                                                             Trust Agreement
Act Section                                                                                                    Section
--------------                                                                                              ------------
(Section) 310       (a)(1).............................................................................      8.7
                    (a)(2).............................................................................      8.7
                    (a)(3).............................................................................      8.9
                    (a)(4).............................................................................      2.7(a)(ii)
                    (b)................................................................................      8.8
(Section) 311       (a.................................................................................      8.13
                    (b)................................................................................      8.13
(Section) 312       (a)................................................................................      5.7
                    (b)................................................................................      5.7
                    (c)................................................................................      5.7
(Section) 313       (a)................................................................................      8.14(a)
                    (a)(4).............................................................................      8.14(b)
                    (b)................................................................................      8.14(b)
                    (c)................................................................................      10.9
                    (d)................................................................................      8.14(c)
(Section) 314       (a)................................................................................      8.15
                    (b)................................................................................      Not Applicable
                    (c)(1).............................................................................      8.16
                    (c)(2).............................................................................      8.16
                    (c)(3).............................................................................      Not Applicable
                    (d)................................................................................      Not Applicable
                    (e)................................................................................      1.1, 8.16
(Section) 315       (a)................................................................................      8.1(a), 8.3(a)
                    (b)................................................................................      8.2, 10.9
                    (c)................................................................................      8.1(a)
                    (d)................................................................................      8.1, 8.3
                    (e)................................................................................      Not Applicable
(Section) 316       (a)................................................................................      Not Applicable
                    (a)(1)(A)..........................................................................      Not Applicable
                    (a)(1)(B)..........................................................................      Not Applicable
                    (a)(2).............................................................................      Not Applicable
                    (b)................................................................................      5.14
                    (c)................................................................................      6.7
(Section) 317       (a)(1).............................................................................      Not Applicable
                    (a)(2).............................................................................      Not Applicable

Trust Indenture                                                                                             Trust Agreement
Act Section                                                                                                    Section
--------------                                                                                              ------------
                    (b)................................................................................      5.9
(Section) 318       (a)................................................................................      10.11

--------------
Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                       TABLE OF CONTENTS

                                                                                                                         PAGE
                                                                                                                         ----
ARTICLE I   DEFINITIONS                  ...................................................................................2

ARTICLE II  CONTINUATION OF THE TRUST    ..................................................................................10
            Section 2.1                  Name .............................................................................11
            Section 2.2                  Office of the Delaware Trustee; Principal Place of Business.......................11
            Section 2.3                  Initial Contribution of Trust Property; Organizational Expenses...................11
            Section 2.4                  Issuance of the Series A Capital Securities.......................................12
            Section 2.5                  Issuance of the Series A Common Securities; Subscription and .......................
                                         Purchase of Series A Subordinated Debentures......................................12
            Section 2.6                  Declaration of Trust..............................................................12
            Section 2.7                  Authorization to Enter into Certain Transactions..................................13
            Section 2.8                  Assets of Trust...................................................................17
            Section 2.9                  Title to Trust Property...........................................................17

ARTICLE III PAYMENT ACCOUNT              ..................................................................................16
            Section 3.1                  Payment Account...................................................................18

ARTICLE IV  DISTRIBUTION; REDEMPTION     ..................................................................................16
            Section 4.1                  Distributions.....................................................................18
            Section 4.2                  Redemption........................................................................19
            Section 4.3                  Subordination of Series A Common Securities.......................................22
            Section 4.4                  Payment Procedures................................................................22
            Section 4.5                  Tax Returns and Reports...........................................................23
            Section 4.6                  Payment of Expenses of the Trust..................................................23
            Section 4.7                  Payments under Indenture or Pursuant to Direct Actions............................23

ARTICLE V   TRUST SECURITIES CERTIFICATES..................................................................................21
            Section 5.1                  Initial Ownership.................................................................24
            Section 5.2                  The Trust Security Certificates...................................................24
            Section 5.3                  Execution and Delivery of Trust Security Certificates.............................24
            Section 5.4                  Registration of Transfer and Exchange of Capital
                                         Securities Certificates...........................................................25
            Section 5.5                  Mutilated, Destroyed, Lost or Stolen Trust Securities
                                         Certificates......................................................................26
            Section 5.6                  Persons Deemed Securityholders....................................................26
            Section 5.7                  Access to List of Securityholders' Names and Addresses............................27
            Section 5.8                  Maintenance of Office or Agency...................................................27
            Section 5.9                  Appointment of Paying Agent.......................................................27
            Section 5.10                 Ownership of Series A Common Securities by Depositor..............................28

                                                                                                                         PAGE
                                                                                                                         ----
            Section 5.11                 Book-Entry Series A Capital Security Certificates; Common
                                         Securities Certificate............................................................28
            Section 5.12                 Notices to Clearing Agency........................................................29
            Section 5.13                 Definitive Series A Capital Security Certificates.................................30
            Section 5.14                 Rights of Securityholders.........................................................30
            Section 5.15                 CUSIP Numbers.....................................................................33

ARTICLE VI  ACTS OF SECURITYHOLDERS; MEETINGS; VOTING......................................................................29
            Section 6.1                  Limitations on Voting Rights......................................................33
            Section 6.2                  Notice of Meetings................................................................34
            Section 6.3                  Meetings of Capital Securityholders...............................................35
            Section 6.4                  Voting Rights.....................................................................35
            Section 6.5                  Proxies, etc......................................................................35
            Section 6.6                  Securityholder Action by Written Consent..........................................36
            Section 6.7                  Record Date for Voting and Other Purposes.........................................36
            Section 6.8                  Acts of Securityholders...........................................................36
            Section 6.9                  Inspection of Records.............................................................37

ARTICLE VII REPRESENTATIONS AND WARRANTIES.................................................................................33
            Section 7.1                  Representations and Warranties of the Property Trustee and
                                          the Delaware Trustee.............................................................37
            Section 7.2                  Representations and Warranties of Depositor.......................................39

ARTICLE VIII THE TRUSTEES                ..................................................................................34
            Section 8.1                  Certain Duties and Responsibilities...............................................40
            Section 8.2                  Certain Notices...................................................................42
            Section 8.3                  Certain Rights of Property Trustee................................................42
            Section 8.4                  Not Responsible for Recitals or Issuance of Securities............................45
            Section 8.5                  May Hold Securities...............................................................45
            Section 8.6                  Compensation; Indemnity; Fees.....................................................45
            Section 8.7                  Corporate Property Trustee Required; Eligibility of Trustees......................46
            Section 8.8                  Conflicting Interests.............................................................47
            Section 8.9                  Co-Trustees and Separate Trustee..................................................47
            Section 8.10                 Resignation and Removal; Appointment of Successor.................................49
            Section 8.11                 Acceptance of Appointment by Successor............................................50
            Section 8.12                 Merger, Conversion, Consolidation or Succession to Business.......................51
            Section 8.13                 Preferential Collection of Claims Against Depositor or Trust......................51
            Section 8.14                 Reports by Property Trustee.......................................................52
            Section 8.15                 Reports to the Property Trustee...................................................52
            Section 8.16                 Evidence of Compliance with Conditions Precedent..................................52
            Section 8.17                 Number of Trustees................................................................53
            Section 8.18                 Delegation of Power...............................................................53

                                                                                                                         PAGE
                                                                                                                         ----
ARTICLE IX  TERMINATION, LIQUIDATION AND MERGER............................................................................47

            Section 9.1                  Termination Upon Expiration Date..................................................54
            Section 9.2                  Early Termination.................................................................54
            Section 9.3                  Termination.......................................................................54
            Section 9.4                  Liquidation.......................................................................55
            Section 9.5                  Mergers, Consolidations, Amalgamations or Replacements
                                         of the Trust......................................................................56

ARTICLE X   MISCELLANEOUS PROVISIONS
            Section 10.1                 Limitation of Rights of Securityholders...........................................57
            Section 10.2                 Liability of the Series A Common Securityholder...................................58
            Section 10.3                 Amendment.........................................................................58
            Section 10.4                 Separability......................................................................59
            Section 10.5                 Governing Law.....................................................................59
            Section 10.6                 Payments Due on Non-Business Day..................................................59
            Section 10.7                 Successors........................................................................60
            Section 10.8                 Headings..........................................................................60
            Section 10.9                 Reports, Notices and Demands......................................................60
            Section 10.10                Agreement Not to Petition.........................................................61
            Section 10.11                Trust Indenture Act; Conflict with Trust Indenture Act............................61
            Section 10.12                Acceptance of Terms of Trust Agreement, Series A Guarantee
                                         and Indenture.....................................................................61
            Section 10.13                Holders are Parties...............................................................62
            Section 10.14                Counterparts......................................................................63

       AMENDED AND RESTATED TRUST AGREEMENT, dated as of July 31, 1998, among
(i) TeleBanc Financial Corporation, a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, as property trustee (in such capacity, the "Property Trustee"), and as Delaware trustee (in such capacity, the "Delaware Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee or Delaware Trustee, "WTC"), (iii) David A. Smilow, an individual, Mitchell H. Caplan, an individual, and Aileen Lopez Pugh, an individual, each of whose address is c/o TeleBanc Financial Corporation, 1111 North Highland Street, Arlington, Virginia 22201 (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees") and (iv) the several Holders, as hereinafter defined.

                                   WITNESSETH

       WHEREAS, the Depositor and the Delaware Trustee have heretofore duly declared and established a business trust, TeleBanc Capital Trust II (the "Trust") pursuant to the Delaware Business Trust Act by the entering into that certain Declaration of Trust, dated as of May 22, 1998 (the "Original Trust Agreement"), and by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on May 22, 1998, attached as Exhibit A (the "Certificate of Trust"); and

       WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance and sale of the Series A Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Series A Capital Securities by the Trust pursuant to the Underwriting Agreement (as defined herein) and (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Series A Subordinated Debentures (as defined herein);

       NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders (as defined herein, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                    ARTICLE I

                                  DEFINED TERMS

       Section 1.1    Definitions.

       For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

       (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

       (b) all other terms used herein that are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the meanings assigned to them therein;

       (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

       (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

       (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles," with respect to any computation required or permitted hereunder, shall mean such accounting principles which are generally accepted at the date or time of such computation;

       (f) "or" is not exclusive;

       (g) provisions apply to successive events and transactions; and

       (h) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time.

       "Act" has the meaning specified in Section 6.8.

       "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid and identified as such to the Property Trustee or other holders of Series A Subordinated Debentures by the Depositor on a Like Amount of Series A Subordinated Debentures for such period.

       "Administrative Trustee" means each of the individuals identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in such individual's capacity as Administrative Trustee of the Trust and not in such individual's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

       "Bank" has the meaning specified in the preamble to this Trust Agreement.

       "Bankruptcy Event" means, with respect to any Person:

       (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

       (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

       "Bankruptcy Laws" has the meaning specified in Section 10.10.

       "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

       "Book-Entry Series A Capital Security Certificates" means a beneficial interest in the Series A Capital Security Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 5.11.

       "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York, New York, Wilmington, Delaware or Arlington, Virginia are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

       "Capital Treatment Event" means that the Depositor shall have received an Opinion of Counsel from independent bank regulatory counsel experienced in such matters to the effect that the Series A Capital Securities, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the appropriate regulatory authorities or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of the original issuance of the Series A Capital Securities, do not constitute, or within 90 days of the date thereof, will not constitute Tier 1 capital or its then equivalent applied as if the Depositor or its successor were a bank holding company under The Bank Holding Company Act of 1956, as amended; provided, however, that the distribution of the Series A Subordinated Debentures in connection with the liquidation of the Trust by the Depositor shall not in and of itself constitute a Capital Treatment Event unless such liquidation shall have occurred in connection with a Tax Event.

       "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Security Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

       "Certificate of Trust" has the meaning specified in the recitals hereof, as amended from time to time.

       "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

       "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

       "Closing Date" means the date of execution and delivery of this Trust Agreement.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

       "Corporate Trust Office" means the principal corporate trust office of the Property Trustee or Debenture Trustee located in Wilmington, Delaware.

       "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

       "Debenture Maturity Date" means the date specified pursuant to the terms of the Series A Subordinated Debentures as the date on which the principal of the Series A Subordinated Debentures is due and payable.

       "Debenture Redemption Date" means, with respect to any Series A Subordinated Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

       "Debenture Tax Event" means a "Tax Event" as defined in the Indenture.

       "Debenture Trustee" means Wilmington Trust Company, a Delaware banking corporation, as trustee under the Indenture, and any successor trustee appointed as provided therein.

       "Definitive Series A Capital Security Certificates" means either or both (as the context requires) of (a) Series A Capital Security Certificates issued as Book-Entry Series A Capital Security Certificates as provided in Section 5.11(a) and (b) Series A Capital Security Certificates issued in certificated, fully registered form as provided in Section 5.13.

       "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. 3801, et seq., as it may be amended from time to time.

       "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

       "Depositor" has the meaning specified in the preamble to this Trust Agreement.

       "Direct Action" has the meaning specified in Section 5.14.

       "Distribution Date" has the meaning specified in Section 4.1(a).

       "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

       "Early Termination Event" has the meaning specified in Section 9.2.

       "Event of Default" means the occurrence of a Debenture Event of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).:

       "Expiration Date" has the meaning specified in Section 9.1.

       "Federal Reserve" means the Board of Governors of the Federal Reserve System, as from time to time constituted, or if at any time after the execution of this Trust Agreement the Federal Reserve is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

       "Indenture" means the Junior Subordinated Indenture, dated as of July 31, 1998, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

       "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

       "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Series A Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Series A Subordinated Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Series A Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Series A Subordinated Debentures are distributed.

       "Liquidation Amount" means the stated amount of $25 per Trust Security.

       "Liquidation Date" means the date on which the Series A Subordinated Debentures or cash are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

       "Liquidation Distribution" has the meaning specified in Section 9.4(d).

       "1940 Act" means the Investment Company Act of 1940, as amended.

       "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

       (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

       (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

       (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

       (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

       "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, and who may be an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee.

       "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

       "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

       (a) Trust Securities theretofore cancelled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

       (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

       (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to this Trust Agreement, including pursuant to Sections 5.4, 5.5, 5.11 and 5.13;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Series A Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Series A Capital Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series A Capital Securities that such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Series A Capital Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Series A Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Series A Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

       "Owner" means each Person who is the beneficial owner of a Book-Entry Series A Capital Security Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the beneficial owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

       "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Property Trustee.

       "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with WTC in its corporate trust department for the benefit of the Securityholders in which all amounts paid in respect of the Series A Subordinated Debentures will be held and from which the Property Trustee, as Paying Agent, shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

       "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

       "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

       "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the Debenture Maturity Date shall be a Redemption Date for a Like Amount of Trust Securities.

       "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, paid by the Depositor upon the concurrent redemption of a Like Amount of Series A Subordinated Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

       "Relevant Trustee" shall have the meaning specified in Section 8.10.

       "Responsible Officer" means any officer within the Corporate Trust Office of the Property Trustee with direct response responsibility for the administration of this Trust Agreement and also means, with respect to a particular corporate trust matter, any other officer of the Property Trustee to whom such matter is referred because of that officer's knowledge and familiarity with the particular subject.

       "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.

       "Securityholder" or "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Series A Capital Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as and to the extent that Definitive Series A Capital Security Certificates have not been issued, the term Securityholders or Holders as used herein shall refer to the Owners. Where it is necessary to distinguish between the Holders of Series A Capital Securities and the Holder of the Series A Common Securities, "Capital Securityholder" shall denote the former, and "Series A Common Securityholder" shall denote the latter.

       "Series A Capital Security" means an undivided preferred beneficial unsecured interest in the assets of the Trust, Series A, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

       "Series A Capital Security Certificate" means a certificate evidencing ownership of Series A Capital Securities, substantially in the form attached as Exhibit D.

       "Series A Common Security" means an undivided common beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

       "Series A Common Security Certificate" means a certificate evidencing ownership of Series A Common Securities, substantially in the form attached as Exhibit C.

       "Series A Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and Wilmington Trust Company, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Trust Securities, as amended from time to time.

       "Series A Subordinated Debentures" means the $28,350,525.00 aggregate principal amount of the Depositor's 9.0% Junior Subordinated Deferrable Interest Debentures, Series A, issued pursuant to the Indenture.

       "Tax Event" means the receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Series A Capital Securities under this Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures, (ii) interest payable by the Depositor on the Series A Subordinated Debentures is not, or within 90 days of the date of such Opinion of Counsel, will not be, deductible by the Depositor, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

       "Trust" means the Delaware business trust created and continued hereby and identified in the recitals hereof.

       "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto (other than Exhibit B hereto) and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

       "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

       "Trust Property" means (a) the Series A Subordinated Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing.

       "Trust Security" means any one of the Series A Common Securities or the Series A Capital Securities.

       "Trust Security Certificate" means any one of the Series A Common Security Certificates or the Series A Capital Security Certificates.

       "Trustees" has the meaning specified in the preamble to this Trust Agreement.

       "Underwriters" means, collectively, CIBC Oppenheimer Corp., Legg Mason Wood Walker, Incorporated and BancAmerica Robertson Stephens.

       "Underwriting Agreement" means the Underwriting Agreement, dated as of July 27, 1998, among the Trust, the Depositor and CIBC Oppenheimer Corp., as representative of the underwriters named therein.



                                   ARTICLE II

                            CONTINUATION OF THE TRUST

       Section 2.1    Name.

       The Trust continued hereby shall be known as "TeleBanc Capital Trust II," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

       Section 2.2 Office of the Delaware Trustee; Principal Place of Business.

       The address of the Delaware Trustee in the State of Delaware is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o TeleBanc Financial Corporation, 1111 North Highland Street, Arlington, Virginia 22201.

       Section 2.3 Initial Contribution of Trust Property; Organizational Expenses.

       The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

       Section 2.4    Issuance of the Series A Capital Securities.

       As of July 27, 1998, the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Underwriters named in the Underwriting Agreement Series A Capital Security Certificates, authenticated by the Property Trustee and registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of 1,100,000 Series A Capital Securities having an aggregate Liquidation Amount of $27,500,000, against receipt of an aggregate purchase price of $27,500,000 which amount such Administrative Trustee shall promptly deliver to the Property Trustee, and thereupon, without any further action by the Trust or any other Person, the Series A Capital Securities evidenced thereby shall be duly and validly issued, fully paid and nonassessable and entitled to the benefits of this Trust Agreement. The issuance of the Series A Capital Securities is not subject to preemptive rights.

       Section 2.5 Issuance of the Series A Common Securities; Subscription and Purchase of Series A Subordinated Debentures.

       Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor Series A Common Security Certificates, registered in the name of the Depositor, in an aggregate amount of 34,021 Series A Common Securities having an aggregate Liquidation Amount of $850,525 against receipt from the Depositor of an aggregate purchase price of $850,525, which amount such Administrative Trustee shall promptly deliver to the Property Trustee, and thereupon, without further action by the Trust or any other Person, the Series A Common Securities evidenced thereby shall be duly and validly issued and entitled to the benefit of this Trust Agreement.. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Series A Subordinated Debentures, registered in the name of the Property Trustee (in its capacity as such) and having an aggregate principal amount equal to $28,350,525, and, in satisfaction of the purchase price, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $28,350,525 (being the sum of the amounts received by the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5).

       Section 2.6    Declaration of Trust.

       The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities, (b) to use the proceeds from such sale to acquire the Series A Subordinated Debentures, (c) to distribute the Trust's income and assets as provided in this Trust Agreement and (d) to engage in those activities necessary or incidental thereto, including, without limitation, those activities specified in Sections 2.7(a), 2.7(c), 8.1 and 8.3. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers, duties, authority and authorization to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all rights, powers, duties, authority and authorization set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be a Trustee of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act. In the event the Delaware Trustee shall at any time be required to take any action or perform any duty under this Trust Agreement, the Delaware Trustee shall be entitled to the benefits of Sections 8.1 and 8.3. No implied covenants or obligations shall be read into this Trust Agreement against the Delaware Trustee.

       Section 2.7    Authorization to Enter into Certain Transactions.

       (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and Article VIII and in accordance with the following provisions (i) and (ii), the Administrative Trustees and the Property Trustee shall have the power and authority, and are hereby authorized and directed, to enter into all transactions and agreements determined by any such Trustee to be appropriate in exercising the authority, express or implied, otherwise granted to it under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

              (i) As among the Trustees, each Administrative Trustee, acting singly or collectively, shall have the power and authority and is hereby authorized to act on behalf of the Trust with respect to the following matters:

                     (A) to execute, deliver, issue and sell the Trust
              Securities and to acquire the Series A Subordinated Debentures with the proceeds of the sale of the Trust Securities; provided, however, that the Administrative Trustees shall cause legal title to the Series A Subordinated Debentures to be held of record in the name of the Property Trustee for the benefit of the Securityholders;

                     (B) to cause the Trust to enter into, and to execute,
              deliver and perform on behalf of the Trust, as the case may be, the Certificate Depository Agreement, the Underwriting Agreement and each other agreement, instrument and certificate (including, without limitation, such certificates and gross receipts as may be requested in connection with the issuance and sale of the Trust Securities and the purchase of the Series A Subordinated Debentures) as such Administrative Trustee deems necessary, desirable or incidental in connection with the purposes and function of the Trust;

                     (C) to assist in the registration of the Series A Capital
              Securities and the Series A Guarantee under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act and to cause the Trust to take any action deemed in such Administrative Trustee's discretion to be necessary, advisable or convenient to comply with the Trust's obligations under the Trust Indenture Act;

                     (D) to assist in the listing, if any, of the Series A
              Capital Securities upon such national securities exchange or exchanges or automated quotation system or systems as shall be determined by the Depositor and the registration of the Series A Capital Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                     (E) to send notices (other than notices of default) and
              other information regarding the Trust Securities and the Series A Subordinated Debentures to the Securityholders in accordance with this Trust Agreement;

                     (F) to appoint a Paying Agent and Securities Registrar in
              accordance with this Trust Agreement;

                     (G) to cause the registration of the transfer of the Trust
              Securities in accordance with this Trust Agreement;

                     (H) to the extent provided in this Trust Agreement, to wind up the affairs of and liquidate the Trust and prepare, execute and file the certificate of cancellation with the Secretary of State of the State of Delaware;

                     (I) to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                     (J) to take any action incidental to the foregoing as the
              Administrative Trustees may from time to time determine in their discretion is necessary, advisable or convenient to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder), including, but not limited to:

                     (i) causing the Trust not to be deemed to be "investment company" required to be registered under the 1940 Act;

                     (ii) ensuring the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding;

                     (iii) causing the Trust not to be classified for United States federal income tax purposes as a corporation; and

                     (iv) cooperating with the Depositor to ensure that the Series A Subordinated Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes.

              (ii) As among the Trustees, the Property Trustee shall have the power and authority and is hereby authorized to act on behalf of the Trust with respect to the following matters:

                     (A) the authentication of Series A Capital Securities
              Certificates delivered to it for authentication by or on behalf of an Administrative Trustee and the establishment of the Payment Account;

                     (B) the receipt of and taking title to the Series A
              Subordinated Debentures;

                     (C) the collection in the Payment Account of interest,
              principal and any other payments received by the Property Trustee in respect of the Series A Subordinated Debentures;

                     (D) the distribution from the Trust Property actually
              received and held by it of amounts owed to the Securityholders in respect of the Trust Securities pursuant to this Trust Agreement;

                     (E) the exercise of all of the rights, powers and
              privileges of a holder of the Series A Subordinated Debentures;

                     (F) the sending of notices of default and other information regarding the Trust Securities and the Series A Subordinated Debentures to the Securityholders in accordance with this Trust Agreement;

                     (G) the distribution of the Trust Property actually
              received and held by it in accordance with the terms of this Trust Agreement;

                     (H) to the extent provided in this Trust Agreement, the
              winding up of the affairs of and liquidation of the Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                     (I) the taking of any action incidental to the foregoing
              (including executing any certificate or acknowledgment of the Property Trustee's receipt of the Series A Subordinated Debentures) as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholders);

                     (J) subject to this Section 2.7(a)(ii), the Property
              Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i); and

                     (K) to act as Paying Agent and/or Securities Register to
              the extent appointed as such hereunder and executing and delivering from time to time, letters, documents or instruments with the Clearing Agency relating to Series A Capital Securities, including, without limitation, the Certificate Depository Agreement.

       (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trust shall not, the Trustees shall not and the Administrative Trustees shall cause the Trust not to (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that, to such Trustee's actual knowledge, would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that, to such Trustee's actual knowledge, would result in the placement of a Lien on any of the Trust Property, (vi) invest any proceeds received by the Trust from holding the Series A Subordinated Debentures, but all such proceeds shall be distributed to Holders of Trust Securities pursuant to the terms of this Trust Agreement and of the Trust Securities; (vii) acquire any assets other than the Trust Property, (viii) possess any power or otherwise act in such a way as to vary the Trust Property, (ix) possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Trust Securities) or (x) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

       (c) In connection with the issue and sale of the Series A Capital Securities, the Depositor shall have the right, power, authority and responsibility, and is hereby authorized, to assist the Trust with respect to, or to effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

              (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of one or more registration statements on the appropriate form in relation to the Series A Capital Securities, including any amendments thereto;

              (ii) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Series A Capital Securities and the taking of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

              (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the Nasdaq National Market for listing upon notice of issuance of any Series A Capital Securities and filing with such exchange or self-regulatory organization such notifications and documents as may be necessary from time to time to maintain such listing;

              (iv) the negotiation of the terms of, and the execution, delivery and performance of, the Underwriting Agreement providing for the sale of the Series A Capital Securities and such other agreements as the Depositor determines are necessary or incidental to the purposes and functions of the Trust; and

              (v) the taking of any other actions necessary or incidental to carry out any of the foregoing activities.

       (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or fail to be classified as a grantor trust for United States federal income tax purposes and so that the Series A Subordinated Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and any Administrative Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Series A Capital Securities.

       Section 2.8    Assets of Trust.

       The assets of the Trust shall consist solely of the Trust Property.

       Section 2.9    Title to Trust Property.

       Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.

                                   ARTICLE III

                                 PAYMENT ACCOUNT

       Section 3.1    Payment Account.

       (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

       (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest or premium on, and any other payments or proceeds with respect to, the Series A Subordinated Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee.


                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

       Section 4.1    Distributions.

       (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including Additional Amounts) will be payable on the Trust Securities at the rate and on the dates that payments of interest (including Additional Interest, as defined in the Indenture) are made on the Series A Subordinated Debentures. Accordingly:

              (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from July 31, 1998, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Series A Subordinated Debentures pursuant to the Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 1998. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

              (ii) Assuming payments of interest on the Series A Subordinated Debentures are made when due (and before giving effect to Additional Amounts, if applicable), Distributions on the Trust Securities shall be payable at a rate of 9.0% per annum of the Liquidation Amount of the Trust Securities, which is the rate per annum provided for in the Series A Subordinated Debentures. The amount of Distributions payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

              (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds actually received by the Property Trustee and then on hand and available in the Payment Account for the payment of such Distributions.

       (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Series A Capital Securities do not remain in book-entry-only form, the relevant record date shall be the 15th day of the month in which the relevant Distribution Date occurs without giving effect to the third sentence of
Section 4.1(a)(i) (whether or not such record date is a Business Day).

       Section 4.2    Redemption.

       (a) On each Debenture Redemption Date and on the Debenture Maturity Date, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

       (b) Notice of redemption shall be prepared by or on behalf of the Administrative Trustees and delivered to the Property Trustee and shall then be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

              (i)     the Redemption Date;

              (ii)    the Redemption Price;

              (iii)   the CUSIP number;

              (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

              (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date; and

              (vi) if the Series A Capital Securities are no longer in book-entry-only form, the place and address where the Holders shall surrender their Series A Capital Security Certificates.

       (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Series A Subordinated Debentures or payment at Debenture Maturity Date. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds actually received by the Property Trustee and then on hand and available in the Payment Account for the payment of such Redemption Price.

       (d) If the Property Trustee gives a notice of redemption in respect of any Series A Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, so long as and to the extent the Series A Capital Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Series A Capital Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. If and to the extent the Series A Capital Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Series A Capital Security Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest thereon, and such Trust Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Series A Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

       (e) Payment of the Redemption Price on the Trust Securities shall be made to the record holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Series A Capital Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen days prior to the relevant Redemption Date.

       (f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Series A Common Securities and the Series A Capital Securities that are to be redeemed. The particular Series A Capital Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Series A Capital Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Series A Capital Securities of a denomination larger than $25. The Property Trustee shall promptly notify the Security Registrar (unless the Property Trustee is then serving as the Security Registrar) in writing of the Series A Capital Securities selected for redemption and, in the case of any Series A Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Series A Capital Securities shall relate, in the case of any Series A Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Series A Capital Securities that has been or is to be redeemed; it being understood that, in the case of Preferred Securities registered in the name of and held of record by the Clearing Agency or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of the Clearing Agency or its nominee. For all purposes of this Declaration, unless the context otherwise required, all provisions relating to the redemption of Trust Securities shall relate, in the case of any Trust Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Trust Securities which has been or is to be redeemed. In the event of any redemption in part, the Trust shall not be required to (i) issue, or register the transfer of or exchange of, any Preferred Security during a period beginning at the opening of business 15 days before any selection of the Preferred Securities to be redeemed and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of preferred Securities to be so redeemed pursuant to Section 10.8 or (ii) register the transfer of or exchange of any Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Preferred Securities being redeemed in part.

       Section 4.3    Subordination of Series A Common Securities.

       (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Series A Common Securities and the Series A Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Responsible Officer of the Property Trustee has actual knowledge that any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Series A Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Series A Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Series A Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all Outstanding Series A Capital Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Series A Capital Securities then due and payable.

       (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Series A Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Series A Capital Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Series A Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Series A Capital Securities and not the Holder of the Series A Common Securities, and only the Holders of the Series A Capital Securities will have the right to direct the Property Trustee to act on their behalf.

       Section 4.4    Payment Procedures.

       Payments of Distributions (including Additional Amounts, if applicable) in respect of the Series A Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Series A Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Series A Common Securities shall be made in such manner as shall be mutually agreed in writing between the Property Trustee and the Series A Common Securityholder.

       Section 4.5    Tax Returns and Reports.

       The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form and the information required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee and Administrative Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

       Section 4.6    Payment of Expenses of the Trust.

       Pursuant to Section 10.6 of the Indenture, the Depositor, as borrower, has agreed to pay to the Trust, and reimburse the Trust for, the full amount of any costs, expenses or liabilities of the Trust (other than obligations of the Trust to pay the Holders of any Series A Capital Securities or other similar interests in the Trust the amounts due such Holders pursuant to the terms of the Series A Capital Securities or such other similar interests, as the case may
be), including, without limitation, any taxes, duties or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority. Such payment obligation includes any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a termination of the Trust.

       Section 4.7    Payments under Indenture or Pursuant to Direct Actions.

       Any amount payable hereunder to any Holder of Series A Capital Securities shall be reduced by the amount of any corresponding payment such Holder (or an Owner with respect to the Holder's Series A Capital Securities) has directly received pursuant to Section 5.8 of the Indenture or Section 5.14 of this Trust Agreement.



                                    ARTICLE V

                           TRUST SECURITY CERTIFICATES

       Section 5.1    Initial Ownership.

       Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.

       Section 5.2    The Trust Security Certificates.

       The Series A Capital Security Certificates shall be issued in minimum denominations of $25 Liquidation Amount and integral multiples of $25 in excess thereof, and the Series A Common Security Certificates shall be issued in denominations of $25 Liquidation Amount and integral multiples thereof. The Trust Security Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee and, if executed on behalf of the Trust by facsimile, countersigned by a transfer agent or its agent. The Series A Capital Security Certificates shall be authenticated by the Property Trustee by manual or facsimile signature of an authorized signatory thereof and, if executed by such authorized signatory of the Property Trustee by facsimile, countersigned by a transfer agent or its agent. Trust Security Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust or the Property Trustee or, if executed on behalf of the Trust or the Property Trustee by facsimile, countersigned by a transfer agent or its agent, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Security Certificates or did not hold such offices at the date of delivery of such Trust Security Certificates. A transferee of a Trust Security Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Security Certificate in such transferee's name pursuant to Sections 5.4, 5.11 and/or 5.13.

       Section 5.3    Execution and Delivery of Trust Security Certificates.

       On the Closing Date, the Administrative Trustees shall cause Trust Security Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any executive vice president, any managing director or any vice president, treasurer, assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

       A Series A Capital Security Certificate shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Series A Capital Security Certificate has been authenticated under this Trust Agreement. Upon a written order of the Trust signed by one Administrative Trustee, the Property Trustee shall authenticate the Series A Capital Security Certificate for original issue.

       The Property Trustee may appoint an authenticating agent acceptable to the Administrative Trustees to authenticate Series A Capital Security Certificates. An authenticating agent may authenticate Series A Capital Security Certificates whenever the Property Trustee may do so. Each reference in this Trust Agreement to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Depositor or an Affiliate with respect to the authentication of Series A Capital Security Certificates.

       Section 5.4 Registration of Transfer and Exchange of Series A Capital Security Certificates.

       The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Security Certificates and transfers and exchanges of Series A Capital Security Certificates (the "Securities Register") in which the transfer agent and registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Series A Capital Security Certificates and Series A Common Security Certificates (subject to Section 5.10 in the case of the Series A Common Security Certificates) and registration of transfers and exchanges of Series A Capital Security Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar. The rights and protections of the Property Trustee under this Trust Agreement, including, without limitation, Sections 8.1, 8.3 and 8.6, shall also apply to the Property Trustee when serving as Securities Registrar.

       Upon surrender for registration of transfer of any Series A Capital Security Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute on behalf of the Trust (and if executed on behalf of the Trust by a facsimile signature, such certificate shall be countersigned by a transfer agent or its agent) and deliver, in the name of the designated transferee or transferees, one or more new Series A Capital Security Certificates, authenticated by the Property Trustee, in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.

       At the option of a Holder, Series A Capital Security Certificates may be exchanged for other Series A Capital Security Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Series A Capital Security Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

       Upon a written order of the Trust signed by one Administrative Trustee and delivered to the Property Trustee, the Property Trustee shall authenticate all Series A Capital Security Certificates presented to it for authentication under this Section 5.4, Section 5.5. or Section 5.13.

       Every Series A Capital Security Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Series A Capital Security Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by an Administrative Trustee or the Securities Registrar in accordance with such Person's customary practice.

       No service charge shall be made for any registration of transfer or exchange of Series A Capital Security Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Series A Capital Security Certificates.

       Section 5.5 Mutilated, Destroyed, Lost or Stolen Trust Security Certificates.

       If (a) any mutilated Trust Security Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Security Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Security Certificate shall have been acquired by a protected purchaser (as defined in Article 8 of the Delaware Uniform Commercial Code), the Administrative Trustees, or any one of them, on behalf of the Trust shall execute by manual or facsimile signature and, if executed on behalf of the Trust by facsimile signature, such certificate shall be countersigned by a transfer agent, and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Security Certificate, a new Trust Security Certificate (authenticated by the Property Trustee in the case of any new Series A Capital Security Certificate) of like class, tenor and denomination. In connection with the issuance of any new Trust Security Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Security Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the Trust Property, as if originally issued, whether or not the lost, stolen or destroyed Trust Security Certificate shall be found at any time.

       Section 5.6    Persons Deemed Securityholders.

       The Trustees or the Securities Registrar shall treat the Person in whose name any Trust Security Certificate shall be registered in the Securities Register as the owner of such Trust Security Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

       Section 5.7    Access to List of Securityholders' Names and Addresses.

       The Administrative Trustees or the Depositor shall furnish or cause to be furnished (unless the Property Trustee is acting as Securities Registrar with respect to the Trust Securities under the Declaration) a list, in such form as the Property Trustee may reasonably require, of the name and addresses of the Securityholders as of the most recent date (a) to the Property Trustee, quarterly at least five Business Days before each Distribution Date, and (b) to the Property Trustee, promptly after receipt by the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Declaration, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Declaration or under the Trust Securities, and the corresponding rights of the Property Trustee shall be as provided in the Trust Indenture Act, except to the extent Section 3819 of the Delaware Business Trust Act would require greater access to such information, in which case the latter shall apply. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived. Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

       Section 5.8    Maintenance of Office or Agency.

       The Administrative Trustees shall maintain an office or offices or agency or agencies where Series A Capital Security Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Security Certificates may be served. The Administrative Trustees initially designate the Corporate Trust Office of the Property Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Department, as its principal corporate trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

       Section 5.9    Appointment of Paying Agent.

       The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Property

Trustee, and any co-paying agent chosen by the Property Trustee, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon resignation or removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of the Trust Agreement, including, without limitation, Sections 8.1,
8.3 and 8.6, shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder, and any Paying Agent shall be bound by the requirements with respect to paying agents of securities issued pursuant to the Trust Indenture Act. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

       Section 5.10   Ownership of Series A Common Securities by Depositor.

       On the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Series A Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, any attempted transfer of the Series A Common Securities shall be void. The Administrative Trustees shall cause each Series A Common Security Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE TO ANY PERSON".

       Section 5.11 Book-Entry Series A Capital Security Certificates; Series A Common Security Certificate.

       (a) The Series A Capital Security Certificates, upon original issuance, will be issued in the form of a typewritten Series A Capital Security Certificate or Certificates representing Book-Entry Series A Capital Security Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, or a custodian therefor, by, or on behalf of, the Trust. Such Series A Capital Security Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Series A Capital Security Certificate representing such Owner's interest in such Series A Capital Securities, except as provided in Section 5.13. Unless and until Definitive Series A Capital Security Certificates have been issued to Owners pursuant to Section 5.13:

              (i) the provisions of this Section 5.11(a) shall be in full force and effect;

              (ii) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Series A Capital Security Certificates (including the payment of the Liquidation Amount of and Distributions on the Series A Capital Securities evidenced by Book-Entry Series A Capital Security Certificates and the giving of instructions or directions to Owners of Series A Capital Securities evidenced by Book-Entry Series A Capital Security Certificates) as the sole Holder of Series A Capital Securities evidenced by Book-Entry Series A Capital Security Certificates and shall have no obligations to the Owners thereof;

              (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

              (iv) the rights of the Owners of the Book-Entry Series A Capital Security Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Series A Capital Security Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Series A Capital Securities to such Clearing Agency Participants.

       (b) A single Series A Common Security Certificate representing the Series A Common Securities shall be issued to the Depositor in the form of a definitive Series A Common Security Certificate.

       Section 5.12   Notices to Clearing Agency.

       To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Series A Capital Security Certificates shall have been issued to Owners pursuant to
Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

       Section 5.13   Definitive Series A Capital Security Certificates.

       If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Series A Capital Security Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default,

Owners of Series A Capital Security Certificates representing beneficial interests aggregating not less than a majority of the Liquidation Amount of Series A Capital Securities then outstanding advise the Administrative Trustees in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Series A Capital Security Certificates, then the Administrative Trustees shall notify other Trustees and the Clearing Agency, and the Clearing Agency, in accordance with its customary rules and procedures, shall notify all Clearing Agency Participants for whom it holds Series A Capital Securities of the occurrence of any such event and of the availability of the Definitive Series A Capital Security Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Administrative Trustees of the typewritten Series A Capital Security Certificate or Certificates representing the Book-Entry Series A Capital Security Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Series A Capital Security Certificates in accordance with the instructions of the Clearing Agency or, if executed on behalf of the Trust by facsimile, countersigned by a transfer agent or its agent and the Property Trustee shall authenticate each such Definitive Series A Capital Security Certificate presented to it for authentication under this
Section 5.13. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Series A Capital Security Certificates, the Trustees shall recognize the Holders of the Definitive Series A Capital Security Certificates as Securityholders. The Definitive Series A Capital Security Certificates shall be typewritten, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees that meets the requirements of any stock exchange or automated quotation system on which the Series A Capital Securities are then listed or approved for trading, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

       Section 5.14   Rights of Securityholders.

       (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights to subscribe for additional Trust Securities and, when issued and delivered to Securityholders against payment of the purchase price therefor, will be duly and validly issued, fully paid and nonassessable by the Trust. The Holders of the Series A Capital Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

       (b) For so long as any Series A Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Series A Subordinated Debentures fail to declare the principal of all of the Series A Subordinated Debentures to be immediately due and payable, the Holders of not less than 25% in Liquidation Amount of the Series A Capital Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Series A Subordinated Debentures shall become immediately due and payable as set forth in the Indenture, provided that the payment of principal and interest on such Series A Subordinated Debentures shall remain subordinated to the extent provided in the Indenture.

       At any time after such a declaration of acceleration with respect to the Series A Subordinated Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as described in the Indenture, the Holders of not less than a majority in Liquidation Amount of the Series A Capital Securities then outstanding, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

              (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                     (A) all overdue installments of interest (including any
              Additional Interest (as defined in the Indenture)) on all of the Series A Subordinated Debentures,

                     (B) the principal of any Series A Subordinated Debentures
              which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Series A Subordinated Debentures, and

                     (C) all sums paid or advanced by the Debenture Trustee
              under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

              (ii) all Events of Default with respect to the Series A Subordinated Debentures, other than the non-payment of the principal of the Series A Subordinated Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

       The Holders of not less than a majority in aggregate Liquidation Amount of the Series A Capital Securities then outstanding may, on behalf of the Holders of all the Series A Capital Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless all Events of Default with respect to the Series A Subordinated Debentures, other than the non-payment of the principal of the Series A Subordinated Debentures which has become due solely by such acceleration, have been cured or annulled as provided in Section 5.3 of the Indenture and the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay all overdue installments of interest (including any Additional Interest (as defined in the Indenture)) on the Series A Subordinated Debentures, the principal of any Series A


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

Subordinated Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Series A Subordinated Debentures, and all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

       Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Series A Capital Securities all or part of which is represented by Book-Entry Series A Capital Security Certificates, a record date shall be established for determining Holders of Outstanding Series A Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders of Outstanding Series A Capital Securities on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this
Section 5.14(b).

       (c) For so long as any Series A Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in
Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Series A Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Section 5.8 of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Series A Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Series A Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.14(b) and this Section 5.14(c), the Holders of Series A Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Series A Subordinated Debentures.

       If the Guarantee Trustee (as defined in the Guarantee) fails to enforce the Guarantee, any Holder of the Preferred Securities may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other Person. In addition, any Holder of Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against the Depositor to obtain payments under the Guarantee, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Trust, the Guarantee Trustee or any other Person. Similarly, a Holder of Common Securities shall have the right, which is absolute and unconditional, to proceed against the Depositor to obtain payment under that certain Guarantee Agreement dated July 31, 1998, of the Guarantor relating to the Common Securities.

       Section 5.15   CUSIP Numbers.

       The Administrative Trustees in issuing the Series A Capital Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Series A Capital Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Series A Capital Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Administrative Trustees will promptly notify the Property Trustee of any change in the CUSIP numbers.

                                   ARTICLE VI

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

       Section 6.1    Limitations on Voting Rights.

       (a) Except as provided in this Section, in Sections 5.14, 8.10 and 10.3 and in the Indenture and as otherwise required by law, no Holder of Series A Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Security Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

       (b) So long as any Series A Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Series A Subordinated Debentures, (ii) waive any past default which is waiveable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Series A Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Series A Capital Securities, provided, however, that where a consent under the Indenture expressly provides that a consent thereunder would require the consent of each holder of Series A Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Series A Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the

Holders of Series A Capital Securities, except by a subsequent vote of the Holders of Series A Capital Securities. The Property Trustee shall notify all Holders of the Series A Capital Securities of any notice of default received from the Debenture Trustee with respect to the Series A Subordinated Debentures. In addition to obtaining the foregoing approvals of the Holders of the Series A Capital Securities, prior to taking any of the foregoing actions, the Administrative Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

       (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Series A Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Series A Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of not less than a majority in Liquidation Amount of the Outstanding Series A Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

       Section 6.2    Notice of Meetings.

       Notice of all meetings of the Capital Securityholders, stating the time, place and purpose of the meeting, shall be given by the Administrative Trustees pursuant to Section 10.9 to each Capital Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

       Section 6.3    Meetings of Capital Securityholders.

       No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Capital Securityholders to vote on any matter upon the written request of the Capital Securityholders of record of not less than 25% in Liquidation Amount of the Outstanding Series A Capital Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Capital Securityholders to vote on any matters as to which Capital Securityholders are entitled to vote.

       Capital Securityholders of record of not less than 50% in Liquidation Amount of the Outstanding Series A Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of Capital Securityholders.

       If a quorum is present at a meeting, an affirmative vote by the Capital Securityholders of record present, in person or by proxy, holding not less than a majority in Liquidation Amount of the Outstanding Series A Capital Securities held by holders of record of Outstanding Series A Capital Securities present, either in person or by proxy, at such meeting shall constitute the action of the Capital Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

       Section 6.4    Voting Rights.

       Securityholders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote. Notwithstanding that holders of Series A Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Capital Securities that are owned at such time by the Depositor, the Trustees or any affiliate of any Trustee shall, for purposes of such vote or consent, be treated as if such Series A Capital Securities were not Outstanding.

       Section 6.5    Proxies, etc.

       At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

       Section 6.6    Securityholder Action by Written Consent.

       Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding not less than a majority in Liquidation Amount of all Outstanding Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

       Section 6.7    Record Date for Voting and Other Purposes.

       For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

       Section 6.8    Acts of Securityholders.

       Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

       The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

       The ownership of Series A Capital Securities shall be proved by the Securities Register.

       Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

       Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

       If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

       Section 6.9    Inspection of Records.

       Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

       Section 7.1 Representations and Warranties of the Property Trustee and the Delaware Trustee.

       The Property Trustee and the Delaware Trustee, each severally on behalf of and as to only itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

       (a) the Property Trustee is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

       (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Trust Agreement;

       (c) the Delaware Trustee is a Delaware banking corporation duly organized, validly existing and in good standing in the State of Delaware;

       (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Trust Agreement;

       (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

       (f) the execution, delivery and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the charter or by-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware, governing the banking or trust powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

       (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Delaware governmental authority or agency under any existing Delaware law governing the banking or trust powers of the Property Trustee or the Delaware Trustee, as the case may be; and

       (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

       Section 7.2    Representations and Warranties of Depositor.

       The Depositor hereby represents and warrants for the benefit of the Securityholders that:

       (a) the Trust Security Certificates issued at the Closing Date on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of such date, entitled to the benefits of this Trust Agreement; and

       (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                  ARTICLE VIII

                                  The Trustees

       Section 8.1    Certain Duties and Responsibilities.

       (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Trustees, subject, in the case of the Property Trustee, to
Section 10.11.

       (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

       (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

              (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Series A Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

              (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Series A Subordinated Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

              (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

              (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

       Section 8.2    Certain Notices.

       Within ten Business Days after a Responsible Officer of the Property Trustee has actual knowledge of the occurrence of any Event of Default, the Property Trustee shall transmit, in the manner and to the extent provided in
Section 10.9, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless a Responsible Officer of the Property Trustee has actual knowledge that such Event of Default shall have been cured or waived.

       Within five Business Days after the receipt of written notice of the Depositor's exercise of its right to defer the payment of interest on the Series A Subordinated Debentures pursuant to the Indenture, the Administrative Trustee shall transmit, in the manner and to the extent provided in Section 10.9, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

       Section 8.3    Certain Rights of Property Trustee.

       Subject to the provisions of Section 8.1:

       (a) the Property Trustee may conclusively, rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation or instruction of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

       (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Capital Securityholders are specifically entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor and shall have no liability whatsoever for such action or inaction by it in accordance with such instructions; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

       (c) if a Responsible Officer of the Property Trustee has obtained actual knowledge that an Event of Default has occurred and is continuing and (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions in this Declaration the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of Series A Capital Securities are specifically entitled to vote under the terms of this Trust Agreement, the Property Trustee may deliver a notice to the Holders requesting written instructions of the Holders as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by not less than a majority in Liquidation Amount of the Outstanding Series A Capital Securities and shall have no liability whatsoever for such action or inaction; provided, however, that if the Property Trustee does not receive such instructions of the Holders within ten Business Days after it has delivered such notice, or such shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business
Days), it may, but shall be under no duty to, take or refrain from taking such action as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

       (d) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

       (e) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate and/or an Opinion of Counsel, which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

       (f) the Property Trustee shall have no duty to cause or carry out any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

       (g) the Property Trustee may consult with counsel of its selection (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice or opinion; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

       (h) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee security or indemnity reasonably satisfactory to the Property Trustee against the costs, expenses (including reasonable attorneys' fees and expenses and the expenses of the Property Trustees agents, nominees or custodians) and liabilities which might be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Property Trustee;

       (i) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless specifically requested and directed in writing to do so by one or more Securityholders, but the Property Trustee may in its discretion make such further inquiry or investigation into such facts or matters as it may see fit;

       (j) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, custodians, nominees or attorneys or an Affiliate, provided that the Property Trustee shall be responsible for its own negligence with respect to selection of any agent or attorney appointed by it hereunder but shall not be responsible for any misconduct or negligence on the part of such Person;

       (k) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive written instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request written instructions from the Holders of the Trust Securities which written instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such written instructions;

       (l) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement; and

       (m) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence or willful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement.

       No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

       Section 8.4    Not Responsible for Recitals or Issuance of Securities.

       The recitals contained herein and in the Trust Security Certificates shall be taken as the statements of the Trust and not of the Trustees, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Series A Subordinated Debentures. The Trustees make no representations as to the value or condition of the Trust Property or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Trust Agreement or the Trust Securities.

       Section 8.5    May Hold Securities.

       Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.



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

       Section 8.6    Compensation; Indemnity; Fees.

       The Depositor agrees:

       (a) to pay to each of the Trustees from time to time such compensation for all services rendered by such Trustee hereunder as the Depositor and such Trustee may agree upon in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

       (b) except as otherwise expressly provided herein, to reimburse each Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

       (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) WTC and each Trustee, (ii) any Affiliate of WTC or any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of WTC or any Trustee, and (iv) any employee or agent of the Trust or its Affiliates (each referred to herein as an "Indemnified Person"), from and against any and all loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation, dissolution or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of its own negligence or willful misconduct with respect to such acts or omissions. When the Property Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(4) or Section 5.1(5) of the Indenture, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law; and

       (d) to the fullest extent permitted by applicable law, from time to time, prior to the final disposition of any claim, demand, action, suit or proceeding for which indemnification is authorized pursuant to subsection (c) above, to advance any expenses (including reasonable legal fees) incurred by an Indemnified Person in defending such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in subsection
(c) above.

       The provisions of this Section 8.6 shall survive the resignation or removal of the Property Trustee and the Delaware Trustee and shall survive the satisfaction, discharge and termination of this Trust Agreement.



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

       No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

       The Depositor and any Trustee (in the case of the Property Trustee, subject to Section 8.8 hereof) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

       Section 8.7 Corporate Property Trustee Required; Eligibility of Trustees.

       (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

       (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

       (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.



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

       Section 8.8    Conflicting Interests.

       If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

       Section 8.9    Co-Trustees and Separate Trustee.

       Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

       Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

       Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

       (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder shall be exercised solely by such Trustees and not by such co-trustee or separate trustee.

       (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such


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

co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

       (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

       (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

       (e) The Property Trustee shall not be liable by reason of any act or omission of a co-trustee or separate trustee.

       (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

       Section 8.10   Resignation and Removal; Appointment of Successor.

       No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

       Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

       Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Series A Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of not less than a majority in Liquidation Amount of the Series A Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Series A Common Securityholder at any time. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after such removal, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

       If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Series A Common Securityholder, by Act of the Series A Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Capital Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Series A Capital Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Series A Common Securityholder by Act of the Series A Common Securityholder delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Series A Common Securityholder or the Capital Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

       No Property Trustee or Delaware Trustee shall be liable for the acts or omissions of any successor Property Trustee or successor Delaware Trustee, as the case may be.

       The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.9 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

       Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirements for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7).

       Section 8.11   Acceptance of Appointment by Successor.

       In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees, and upon the execution and delivery of such amendment, the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on written request of the Trust or any successor Relevant Trustee, and upon payment in full of all amounts due to it under this Trust Agreement, such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

       Upon written request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

       No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

       Section 8.12 Merger, Conversion, Consolidation or Succession to Business.

       Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.



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

       Section 8.13   Preferential Collection of Claims Against Depositor or
Trust.

       In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

       (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

       (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

       Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

       Section 8.14   Reports by Property Trustee.

       (a) The Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within sixty days after each May 15 following the date of this Trust Agreement, deliver to Securityholders a brief report, dated as of such May 15, which complies with the provisions of such
Section 313(a).

       (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with the Nasdaq National Market, the Commission and the

Depositor. The Depositor will promptly notify the Property Trustee of any such listing or trading.

       Section 8.15   Reports to the Property Trustee.

       The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Trust's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers' Certificates).

       Section 8.16   Evidence of Compliance with Conditions Precedent.

       Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

       Section 8.17   Number of Trustees.

       (a) The number of Trustees shall be four, provided that the Holder of all of the Series A Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

       (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

       (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.



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

       Section 8.18 Delegation of Power.

       (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

       (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.





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




                                   ARTICLE IX

                       DISSOLUTION, LIQUIDATION AND MERGER

       Section 9.1    Dissolution Upon Expiration Date.

       Unless earlier dissolved, the Trust shall automatically dissolve on July 31, 2053 (the "Expiration Date").

       Section 9.2 Early Dissolution.

       The first to occur of any of the following events is an "Early Termination Event":

       (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of the Series A Common Securities;

       (b) the written direction to the Property Trustee from the Depositor at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distribute Series A Subordinated Debentures to Securityholders in exchange for the Series A Capital Securities (which direction is optional and wholly within the discretion of the Depositor);

       (c) the redemption of all of the Series A Capital Securities in connection with the redemption of all of the Series A Subordinated Debentures; and

       (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

       Section 9.3    Termination.

       The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the last to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

       Section 9.4 Liquidation.

       (a) If an Early Dissolution Event specified in clause (a), (b) or (d) of
Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after the payment or the making of reasonable provisions for the payment of liabilities to creditors of the Trust as provided by applicable law, including Section 3803(e) of the Business Trust Act, to each Securityholder a Like Amount of Series A Subordinated Debentures, subject to Section 9.4(d). Notice of liquidation shall be prepared by the Administrative Trustees and given by the Property Trustee by first class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

              (i) state the CUSIP Number of the Trust Securities;

              (ii) state the Liquidation Date;

              (iii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Security Certificates not surrendered for exchange will be deemed to represent a Like Amount of Series A Subordinated Debentures; and

              (iv) provide such information with respect to the mechanics by which Holders may exchange Trust Security Certificates for Series A Subordinated Debentures, or if Section 9.4(d) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

       (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Series A Subordinated Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Series A Subordinated Debentures in exchange for the Outstanding Trust Security Certificates.

       (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Series A Subordinated Debentures will be issued to Holders of Trust Security Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its best efforts to have the Series A Subordinated Debentures listed on the Nasdaq National Market, (iv) any Trust Security Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Series A Subordinated Debentures, accruing interest at the rate provided for in the Series A Subordinated Debentures from the last Distribution Date on which a Distribution was made on such Trust Security Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Security Certificates with respect to such Series A Subordinated Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Series A Subordinated Debentures upon surrender of Trust Security Certificates.

       (d) In the event that, notwithstanding the other provisions of this
Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Series A Subordinated Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be wound up or terminated, by the Property Trustee. In such event, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after the payment or the making of reasonable provisions for the payment of liabilities to creditors of the Trust as provided by applicable law, including Section 3808(e) of the Business Trust Act, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Series A Common Securities will be entitled to receive Liquidation Distributions upon any such winding up or termination pro rata (determined as aforesaid) with Holders of Series A Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Series A Capital Securities shall have a priority over the Series A Common Securities.

       (e) After the dissolution and upon completion of the winding up of the Trust, the Trustees (each of whom is authorized to take such action) shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

       Section 9.5 Mergers, Consolidations, Amalgamations or Replacements of the Trust.

       The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except pursuant to this Article IX. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Series A Capital Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Series A Capital Securities or (b) substitutes for the Series A Capital Securities other securities having substantially the same terms as the Series A Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Series A Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Series A Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on the Nasdaq National Market, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Series A Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Series A Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Series A Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Series A Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Series A Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

       Section 10.1   Limitation of Rights of Securityholders.

       The death, incapacity, liquidation, dissolution, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

       Section 10.2   Liability of the Series A Common Securityholder.

       The Holder of the Series A Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Trust Securities) to the extent not satisfied out of the Trust's assets.

       Section 10.3   Amendment.

       (a) Subject to Section 6.1(c), this Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are Outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that in the case of clause (i) or clause
(ii), such action shall not adversely affect in any material respect the interests of any Securityholder, and any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

       (b) Except as provided in Section 10.3(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority in Liquidation Amount of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.

       (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.3 may not be amended.

       (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States federal income tax purposes.

       (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

       (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

       (g) Neither WTC, the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement, including this
Section 10.3(g), which affects
its own rights, powers, duties or immunities under this Trust Agreement. Without its prior written consent, and any such amendment or purported amendment, including to this Section 10.3(g), shall be void an ineffective without such prior written consent, which consent may be withheld in its sole discretion. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

       Section 10.4   Separability.

       In case any provision in this Trust Agreement or in the Trust Security Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       Section 10.5   Governing Law.

       THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

       Section 10.6   Payments Due on Non-Business Day.

       If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

       Section 10.7   Successors.

       This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

       Section 10.8   Headings.

       The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

       Section 10.9   Reports, Notices and Demands.

       Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Capital Securityholder, to such Capital Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Series A Common Securityholder or the Depositor, to TeleBanc Financial Corporation, 1111 North Highland Street, Arlington, Virginia 22201,
Attention: Treasurer, facsimile no.: (703) 247-5456. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

       Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration; (b) with respect to the Delaware Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; Attention: Corporate Trust Administration; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention Administrative Trustees of TeleBanc Capital Trust II." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

       Section 10.10  Agreement Not to Petition.

       Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.10, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 10.10 shall survive the termination of this Trust Agreement.

       Section 10.11  Trust Indenture Act; Conflict with Trust Indenture Act.

       (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

       (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

       (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

       (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

       Section 10.12 Acceptance of Terms of Trust Agreement, Series A Guarantee and Indenture.

       THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE SERIES A GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

       Section 10.13  Holders are Parties.


       Notwithstanding that Holders have not executed and delivered this Trust Agreement or any counterpart thereof, Holders shall be deemed to be parties to this Trust Agreement and shall be bound by all of the terms and conditions hereof and of the Trust Securities by acceptance and delivery of the Trust Securities.

Section 10.14       Counterparts.

                  This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees and the Depositor to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                                      TELEBANC FINANCIAL CORPORATION


                                      By:
                                         --------------------------------------
                                         Name:  MITCHELL H. CAPLAN
                                         Title: Vice Chairman of the Board of
                                                Directors, Chief Executive
                                                Officer and President

                                      WILMINGTON TRUST COMPANY,
                                       as Property Trustee


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      WILMINGTON TRUST COMPANY,
                                       as Delaware Trustee


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                         ---------------------------------------
                                         DAVID A. SMILOW
                                         as Administrative Trustee


                                         ---------------------------------------
                                         MITCHELL H. CAPLAN
                                         as Administrative Trustee

                                         ---------------------------------------
                                         AILEEN LOPEZ PUGH
                                         as Administrative Trustee

                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                           TELEBANC CAPITAL TRUST II

This Certificate of Trust of TeleBanc Capital Trust II is being executed and filed by the undersigned, as trustees, for the purposes of forming a business trust pursuant to the Delaware Business Trust Act (12 Del. C. Sections 3801 et seq.).

1. Name. The name of the business trust formed hereby is "TeleBanc Capital Trust II" (the "Trust").

2. Delaware Trustee. The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware are as follows:

                 Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001

                 IN WITNESS WHEREOF, the undersigned, being all of the initial trustees of the Trust, have duly executed this Certificate of Trust.

WILMINGTON TRUST COMPANY
as Delaware Trustee

By: /s/ Wilmington Trust Company                       /s/ Aileen Lopez Pugh
                                                       ---------------------

Name:                                                 As Administrative Trustee

/s/ David Smilow                                       /s/ Mitchell Caplan
                                                       -------------------

As Administrative Trustee                             As Administrative Trustee

                                                                       EXHIBIT B







                            LETTER OF REPRESENTATIONS
                     [To be Completed by Issuer and Agent]



     TeleBanc Capital Trust II
--------------------------------------------------------------------------------
                                [Name of Issuer]


     Wilmington Trust Company
--------------------------------------------------------------------------------
                                 [Name of Agent]



                                                                   July 30, 1998
                                                                   -------------
                                                                       [Date]

Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street, 49th Floor
New York, NY  10041-0099

    Re:  Aggregate Liquidation Amount $27,500,000 of TeleBanc Capital Trust II

         -----------------------------------------------------------------------
         9.0% Beneficial Unsecured Securities, Series A, CUSIP No. 87925Y 2 03
         -----------------------------------------------------------------------
                               [Issue Description]

Ladies and Gentlemen:


         The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the 9.0% Beneficial Unsecured Securities, Series A (the "Securities") of TeleBanc Capital Trust II, a Delaware business trust (the "Issuer"), created pursuant to a Trust Agreement, as amended and restated, among TeleBanc Financial Corporation, as Depositor (the "Company"), Wilmington Trust Company, the Administrative Trustees named therein and the several Holders named therein. The payment of distributions on the Securities and payments due upon liquidation of the Issuer or redemption of the Securities, to the extent the Issuer has funds available for the payment therefor, are guaranteed by the Company to the extent set forth in a Guarantee Agreement to be entered into by the Company and Wilmington Trust Company, as guarantee trustee with respect to the Securities. The Company and the Issuer propose to sell the Securities to CIBC Oppenheimer Corp., Legg Mason Wood Walker, Incorporated and BancAmerica Robertson Stephens (the "Underwriters") pursuant to an underwriting agreement to be entered into by and among CIBC Oppenheimer Corp. as representative of the Underwriters, the Issuer and the Company, and the Underwriters wish to take delivery of the Securities through DTC.

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

         1. Prior to closing on the Securities on July 31, 1998, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., representing an aggregate of 1,100,000 Securities. If, however, the aggregate liquidation amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of liquidation amount and an additional certificate will be issued with respect to any remaining liquidation amount. Each Security certificate shall bear the following legend:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

         3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at
(212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 5.

         4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (515) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:


                           Manager:  Call Notification Department
                           The Depository Trust Company
                           711 Stewart Avenue
                           New York, NY  11530-4719

        5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                           Manager:  Reorganization Department
                           Reorganization Window
                           The Depository Trust Company
                           7 Hanover Square, 23rd Floor
                           New York, NY  10004-2695

         6. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         7. In the event of a change in the interest rate, Agent shall send notice of such change to Standard & Poor's Corporation. Such notice, which shall also include Agent contract's name and telephone number, shall also be sent to DTC's Dividend Department either by telecopy of (212) 709-1723, or if by mail or by any other means to:

                           Manager:  Announcements
                           Dividend Department
                           The Depository Trust Company
                           7 Hanover Square, 22nd Floor
                           New York, NY  10004-2695

         8. Issuer or Agent shall provide a written notice of interest payment information to a standard interest announcement service subscribed to by DTC as soon as the information is available. In the unlikely event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC, as soon as the information is available. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                           Manager:  Announcements
                           Dividend Department
                           The Depository Trust Company
                           7 Hanover Square, 22nd Floor
                           New York, NY  10004-2695

         9. Issuer or Agent shall provide CUSIP numbers for each issue for which payment is being sent, as well as the dollar and cent amount of the payment for each issue to DTC, no later than noon (Eastern Time) on the payment date.

         10. Interest payments and principal payments that are part of periodic principal and interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other agreements between Issuer or Agent and DTC, such funds shall be wired as follows:

                           The Chase Manhattan Bank
                           ABA #021 000 021
                           For credit to a/c Cede & Co.
                           c/o The Depository Trust Company
                           Dividend Deposit Account # 066-026776

         11. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                           The Chase Manhattan Bank
                           ABA #021 000 021
                           For credit to a/c Cede & Co.
                           c/o The Depository Trust Company
                           Redemption Deposit Account # 066-027306

         12. Principal payments (plus accrued interest, if any) as a result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the first payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                           The Chase Manhattan Bank
                           ABA #021 000 021
                           For credit to a/c Cede & Co.
                           c/o The Depository Trust Company
                           Reorganization Deposit Account # 066-027608

         13. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

         14. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

         15. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         16. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

         17. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

         18. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

         19. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law.

         20. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

             Rider 1
--------------------------------------------------------------------------------

             Representations for Pro Rata Reduction of Principal

--------------------------------------------------------------------------------


NOTES:

A. If there is an Agent (as defined                   Very truly yours,
in this Letter of Representations),
Agent, as well as Issuer, must sign                   TeleBanc Capital Trust II
this Letter. If there is no Agent,                    --------------------------------------------------
in signing this Letter Issuer                                             (Issuer)
itself undertakes to perform all of
the obligations set forth herein.
                                                By:   /s/ Aileen Lopez Pugh
B. Schedule B contains statements                     --------------------------------------------------
that DTC believes accurately                                  (Authorized Officer's Signature)
describe DTC, the method of
effecting book-entry transfers of
securities distributed through DTC,
and certain related matters.                          Wilmington Trust Company
                                                      --------------------------------------------------
                                                                           (Agent)


                                                By:
                                                      --------------------------------------------------
                                                              (Authorized Officer's Signature)


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By:
     --------------------------------


CC:  Underwriter
     Underwriter's Counsel

                                                                      SCHEDULE A
                                                                      ----------


           Aggregate Liquidation Amount $27,500,000 of TeleBanc Capital
--------------------------------------------------------------------------------

              Trust II 9.0% Beneficial Unsecured Securities, Series A
--------------------------------------------------------------------------------
                                 (DESCRIBE ISSUE)



       CUSIP NUMBER             LIQUIDATION AMOUNT             INTEREST RATE
       ------------             ------------------             -------------
       87925Y 2 03                  $27,500,000                    9.0%

                                                                      SCHEDULE B
                                                                      ----------

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                       -----------------------------------
 (Prepared by DTC--bracketed material may be applicable only to certain issues)



         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's presence is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Principal and interest payments on the Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

        [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/DTC Remarketing] Agent's account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                   [DTC LOGO]

               REPRESENTATIONS FOR PRO RATA REDUCTION OF PRINCIPAL
                 to be included in DTC Letter of Representations
               ---------------------------------------------------




         In the event of a pro rata reduction of principal, Trustee/Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall clearly indicate that they relate to a pro rata reduction of principal and which shall also contain the current pool factor or ratio and Trustee/Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, or if by mail or by any other means to:

                           Manager;  Announcements
                           Dividend Department
                           The Depository Trust Company
                           55 Water Street 25th Floor
                           New York, NY  10041-0099

                                                                       EXHIBIT C

This Capital Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

Unless this Capital Security is presented by an authorized representative of the Depositary to TeleBanc Capital Trust II or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate No.:    Number of Capital Securities: 1,100,000
P-__                Aggregate Liquidation Amount of Capital Securities:  $27,500,000
                    CUSIP No. 87925Y 2 03


                    Certificate Evidencing Capital Securities
                                       of
                            TELEBANC CAPITAL TRUST II

                 9.0% Beneficial Unsecured Securities, Series A
                  (Liquidation Amount $25 per Capital Security)


         TELEBANC CAPITAL TRUST II, a statutory business trust created under the laws of the State of Delaware (the"Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of capital securities of the Trust in the aggregate liquidation amount of $27,500,000, representing an undivided beneficial ownership interest in the assets of the Trust and designated the TeleBanc Capital Trust II 9.0% Beneficial Unsecured Securities, Series A (liquidation amount $25 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions preferences and other terms and provisions of the Capital Securities are set forth in, and this Certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to, the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of July 31, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by TeleBanc Financial Corporation, a Delaware corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation ("WTC"), as guarantee trustee, dated as of July 31, 1998 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and by acceptance hereof agrees to the provisions of (i) the Guarantee and (ii) the Junior Subordinated Indenture entered into by the Company and WTC, as trustee, dated as of July 31, 1998.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate.

                                          TELEBANC CAPITAL TRUST II


                                          By:
                                              ----------------------------
                                              Administrative Trustee

This is one of the Securities referred to in the within mentioned Trust
Agreement.



Date of Authentication:   July 31, 1998

Wilmington Trust Company, as Property Trustee


By:
   ----------------------------------------
Name:
Title:

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:

              -----------------------------------------------------

                      ------------------------------------
        [Insert assignee's social security or tax identification number]

--------------------------------------------------------------------------------
                    [Insert address and zip code of assignee]

and irrevocably appoints:
                          ------------------------------------------------------

agent to transfer this Capital Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     ------------------

Signature:
          ----------------------------

[Sign exactly as your name appears on the other side of this Capital Security Certificate]

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.1

                                                                       EXHIBIT D


                           COMMON SECURITY CERTIFICATE

         THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") , OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS COMMON SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS COMMON SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS COMMON SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH TELEBANC FINANCIAL CORPORATION (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS COMMON SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT 0R FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS COMMON SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF TELEBANC CAPITAL TRUST II (THE "TRUST") AND THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS COMMON SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE TRUST. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS COMMON SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                Certificate Evidencing Series A Common Securities


                                       of


                            TeleBanc Capital Trust II


                    9.0% Series A Common Securities, Series A
              (liquidation amount $25 per Series A Common Security)


         TeleBanc Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that TeleBanc Financial Corporation (the "Holder") is the registered owner of thirty-four thousand and twenty-one (34,021) common securities of the Trust, representing undivided beneficial interests in the assets of the Trust, designated the 9.0% Series A Common Securities, Series A (liquidation amount $25 per Series A Common Security) (the "Series A Series A Common Securities"). The Series A Series A Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Series A Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of July 31, 1998, as the same may be amended from time to time (the "Series A Trust Agreement"), including the designation of the terms of the Series A Series A Common Securities. Capitalized terms used but not defined herein shall have the meaning given them in the Series A Trust Agreement. TeleBanc Financial Corporation, in its capacity as Sponsor of the Trust (the "Sponsor"), will provide a copy of the Series A Trust Agreement, the Series A Guarantee and the Indenture (including any supplemental indenture) to the Holder without charge upon written request to the Sponsor at its principal place of business.

         Upon receipt of this Certificate, the Holder is bound by the Series A Trust Agreement and is entitled to the benefits thereunder and to the benefits of the Series A Guarantee to the extent provided therein.

         By acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Series A Subordinated Series A Subordinated Debentures as indebtedness and the Series A Series A Common Securities as evidence of indirect beneficial ownership in the Series A Subordinated Series A Subordinated Debentures.

         IN WITNESS WHEREOF, the Trust has executed this certificate this 31st day of July, 1998.

                                       TELEBANC CAPITAL TRUST II



                                    By:
                                       ----------------------------------
                                       Name:  Aileen Lopez Pugh
                                       Administrative Trustee

                               REVERSE OF SECURITY

         Distributions payable on each Series A Common Security will be fixed at a rate per annum of 9.0% (the "Coupon Rate") of the liquidation amount of $25 per Series A Common Security, such rate being the rate of interest payable on the Series A Subordinated Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarterly period will bear interest thereon compounded semiannually at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions," as used herein, includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Series A Subordinated Debentures held by the Property Trustee and to the extent the Property Trustee has funds legally available therefor.

         Distributions on the Series A Common Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on the last day of March, June, September and December of each year, commencing on September 30, 1998, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting-of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, TeleBanc Financial Corporation has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Series A Subordinated Debentures for a period not exceeding 20 consecutive quarterly periods, (each an "Extension Period"), provided that no Extension Period shall extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Series A Subordinated Debentures) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any Extension Period, the Series A Subordinated TeleBanc Financial Corporation may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not (i) exceed 20 consecutive quarterly periods or (ii) extend beyond the Stated Maturity of the Series A Subordinated Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, TeleBanc Financial Corporation may commence a new Extension Period, subject to the above requirements.

         Subject to the receipt by the Sponsor of any required regulatory approvals and to certain other conditions set forth in the Series A Trust Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time terminate the Trust and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities and Series A Common Securities in liquidation of the Trust or, simultaneously with any redemption of the Series A Subordinated Debentures, cause a Like Amount of the Series A Capital Securities and Series A Common Securities to be redeemed by the Trust.

         The Series A Common Securities shall be redeemable as provided in the Series A Trust Agreement.

         Under certain circumstances, the right of the holders of the Series A Common Securities shall be subordinate to the rights of the holders of the Series A Capital Securities, as provided in the Series A Trust Agreement.


                                      -3-